Execution Version

TRONOX FINANCE PLC
and EACH OF the Guarantors PARTY HERETO
5.750% SENIOR NOTES DUE 2025

FOURTH SUPPLEMENTAL INDENTURE
Dated as of January 15, 2020

Wilmington Trust, National Association,
as Trustee

fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 15, 2020, among Millennium Inorganic Overseas Holdings Limited (the “Guaranteeing Subsidiary”), an affiliate of Tronox Limited (or its permitted successor) (“Holdings”), Tronox Finance plc, a public limited company incorporated under the laws of England and Wales (the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of September 22, 2017 (the “Base Indenture”), among the Issuer, the Guarantors party thereto (as defined therein) and the Trustee, providing for the issuance of 5.750% Senior Notes due 2025 (the “Notes”);
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a first supplemental indenture, dated as of April 1, 2019 (the “First Supplemental Indenture”), among Tronox Holdings PLC, Tronox Investment Holdings Limited and Tronox UK Merger Company Limited, as new guarantors, the Issuer, the other Guarantors party thereto (as defined therein) and the Trustee, to accede certain new guarantors under the Notes;
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a second supplemental indenture, dated as of April 12, 2019 (the “Second Supplemental Indenture”), among Tronox Investments Netherlands B.V. and Tronox International B.V., as new guarantors, the Issuer, the other Guarantors party thereto (as defined therein) and the Trustee, to accede certain new guarantors under the Notes;
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a third supplemental indenture, dated as of August 30, 2019 (the “Third Supplemental Indenture”), among those entities listed in Annex A thereto, as new guarantors, the Issuer, the other Guarantors party thereto (as defined therein) and the Trustee, to accede certain new guarantors under the Notes (the Base Indenture, as supplemented by each of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, herein referred to as the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
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3. No Recourse Against Others. No director, manager, officer, employee, incorporator, stockholder or member of Holdings, the Issuer or any Subsidiary thereof will have any liability for any obligations of Holdings, the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4. Governing Law. THIS supplemental INDENTURE shall be governed by, and construed in accordance with, THE LAWS OF the State of New York.
5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, Holdings and the Issuer.

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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
        Dated as of: January 15, 2020
Tronox Finance plc

By:  /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

[Signature Page to Fourth Supplemental Indenture (2025)]

U.S. GUARANTORS:

Tronox Incorporated
Tronox LLC
Tronox Pigments LLC
Tronox US Holdings Inc.

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Vice President and Assistant Secretary

Tronox Finance LLC

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Assistant Secretary

[Signature Page to Fourth Supplemental Indenture (2025)]

U.K. GUARANTORS:

Tronox UK Holdings Limited
Tronox UK Limited
Tronox UK Merger Company Limited
Tronox Investment Holdings Limited
Tronox Investments UK Limited
Cristal Inorganic Chemicals UK Limited
Millennium Inorganic Chemicals UK Holdings Limited

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

Tronox Holdings PLC, under power of attorney

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Attorney

Tronox International Finance LLP

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Representative Member of Tronox UK Holdings

[Signature Page to Fourth Supplemental Indenture (2025)]

AUSTRALIAN GUARANTORS:

signed, sealed and delivered for each of

Tronox Australia Holdings Pty Limited
Tronox Australia Pigments Holdings Pty Ltd
Tronox Global Holdings Pty Limited
Tronox Pigments Australia Holdings Pty Ltd
Tronox Pigments Australia Pty Ltd
Tronox Sands Holdings Pty Limited
Tronox Holdings (Australia) Pty Ltd
Tronox Australia Pty Ltd
TIO2 Corporation Pty Ltd
Yalgoo Minerals Pty. Ltd.
TIFIC Pty. Ltd.
Tronox Mineral Sales Pty Ltd
Tronox Management Pty Ltd
tronox western australia pty ltd
Tronox Worldwide Pty Limited
TRONOX PIGMENTS PTY LIMITED

under power of attorney in the presence of:

        /s/ Steven A. Kaye

/s/ Steven A. Kaye
Signature of attorney
/s/ Julie A. Constantinides	Steven A. Kaye
Signature of witness	Name
Julie A. Constantinides	15 September 2017
Name	Date of power of attorney

signed, sealed and delivered for TRONOX LIMITED under power of attorney in the presence of:	/s/ Steven A. Kaye
/s/ Steven A. Kaye
Signature of attorney
/s/ Julie A. Constantinides	Steven A. Kaye
Signature of witness	Name
Julie A. Constantinides	15 September 2017
Name	Date of power of attorney

[Signature Page to Fourth Supplemental Indenture (2025)]

Signed, sealed and delivered by

as attorney, respectively, for
BEMAX SALES PTY LTD
101858931
CABLE SANDS (W.A.) PTY LTD
009137142
CABLE SANDS HOLDINGS PTY. LIMITED
001288268
CABLE SANDS INVESTMENTS PTY. LIMITED
000430482
CABLE SANDS PTY. LIMITED
008678386

TRONOX AUSTRALIND PTY LTD
125123784

COFFS HARBOUR RUTILE PTY LTD
000173099

TRONOX MINERAL HOLDINGS AUSTRALIA PTY LTD
102888559

TRONOX MINING AUSTRALIA LIMITED
009247858

TRONOX PIGMENT BUNBURY LTD
008683627

IMPERIAL MINING (AUST) PTY LTD
062193266

KATHLEEN INVESTMENTS (AUSTRALIA) PTY LTD
008402891

MURRAY BASIN TITANIUM PTY LTD
082497827

NIMSA MURRAY BASIN PTY LTD
091051704

NISSHO IWAI MINERAL SANDS (AUSTRALIA) PTY. LIMITED
003870871
[Signature Page to Fourth Supplemental Indenture (2025)]

PEREGRINE GOLD MINING PTY LTD
009267207
PEREGRINE MINERAL SANDS PTY LTD
009307591

POONCARIE OPERATIONS PTY LTD
102895581

PROBO MINING PTY LTD
079938819

RUTILE & ZIRCON MINES (NEWCASTLE) PTY LTD
000393135

RZM PTY. LIMITED
001 242 397
TITANIUM TECHNOLOGY (AUSTRALIA) PTY LTD
000833643

under power of attorney dated August 30, 2019
in the presence of:

/s/ Julie A. Constantinides	/s/ Steven A. Kaye
Signature of witness	Signature of attorney The person signing above certifies that his/her signature is to be treated as constituting a separate signing as attorney for each party listed above respectively.
Julie A. Constantinides	Steven A. Kaye
Name of witness (print)	Name of attorney (print)

[Signature Page to Fourth Supplemental Indenture (2025)]

DUTCH GUARANTORS:

Tronox Holdings Coöperatief U.A.

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director A

By: /s/ Anthony Martin Orrell
Name: Anthony Martin Orrell
Title: Director B

Tronox Worldwide Pty Limited, acting for itself, on behalf of Tronox Global Holdings Pty Ltd as limited partner of Tronox Holdings Europe C.V., and in its capacity as general partner of Tronox Holdings Europe C.V.

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Authorized Signatory

Tronox Pigments (Netherlands) B.V.

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Managing Director

Tronox Pigments (Holland) B.V.

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Managing Director

Tronox Investments Netherlands B.V.

By: /s/ Steven A. Kaye
[Signature Page to Fourth Supplemental Indenture (2025)]

Name: Steven A. Kaye
Title: Manager

Tronox International B.V.

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Manager

[Signature Page to Fourth Supplemental Indenture (2025)]

[Signature Page to Fourth Supplemental Indenture (2025)]

SWITZERLAND GUARANTORS:

Tronox International Holdings GmbH

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Chairman of Management Board

[Signature Page to Fourth Supplemental Indenture (2025)]

FRENCH GUARANTORS:
TRONOX FRANCE SAS, a société par actions simplifiée, incorporated under the laws of France with Mulhouse RCS number 440 140 309

        By: /s/ Christian Wendling
 Name: Christian Wendling
 Title: Director
MILLENNIUM INORGANIC CHEMICALS LE HAVRE SAS, a société par actions simplifiée, incorporated under the laws of France with Le Havre RCS number 440 097 079

        By: /s/ Christian Wendling
 Name: Christian Wendling
 Title: Director
MILLENNIUM INORGANIC CHEMICALS SAS, a société par actions simplifiée, incorporated under the laws of France with Mulhouse RCS number 945 550 119

        By: /s/ Christian Wendling
Name: Christian Wendling
Title: Director

[Signature Page to Fourth Supplemental Indenture (2025)]

ACCEDING GUARANTOR:

Millennium Inorganic Chemicals Overseas Holdings

By: /s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

[Signature Page to Fourth Supplemental Indenture (2025)]

Wilmington Trust, National Association, as Trustee

By: /s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President
[Signature Page to Fourth Supplemental Indenture (2025)]